UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2026

Quantum Corporation
(Exact name of registrant as specified in its charter)

Delaware		001-13449	94-2665054
(State or other jurisdiction of incorporation or organization)		(Commission File No.)	(I.R.S. Employer Identification No.)

10770 E. Briarwood Avenue
Centennial,	CO		80112
(Address of Principal Executive Offices)			(Zip Code)

(408)	944-4000
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value per share	QMCO	Nasdaq Global Market

Check the appropriate box below if the Form 8-K ﬁling is intended to simultaneously satisfy the ﬁling obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07    Submission of Matters to a Vote of Security Holders.

The following is a brief description of each matter submitted to a vote at the 2026 annual meeting of shareholders of the Company held on September 15, 2026 (the “Annual Meeting”), as well as the number of votes with respect to each matter. For more information about these proposals, please refer to the Company’s definitive proxy statement on Schedule 14A filed with the SEC on July 29, 2026.

Proposal 1. The following directors were elected to serve until the 2027 annual meeting of shareholders or until their successors are duly qualified and elected:

	For	Against	Abstain	Broker Non-Votes
Hugues Meyrath	21,910,135	129,429	5,047	4,127,029
Tony J. Blevins	21,999,852	39,633	5,126	4,127,029
James C. Clancy	22,003,756	35,755	5,100	4,127,029
John A. Fichthorn	21,992,444	47,059	5,108	4,127,029
Donald J. Jaworski	21,911,930	127,115	5,566	4,127,029
John R. Tracy	21,403,568	635,860	5,183	4,127,029
Yue Zhou (Emily) White	21,914,386	125,172	5,053	4,127,029

Proposal 2. The amendment and restatement of the Quantum Corporation 2023 Long-Term Incentive Plan to increase the number of shares of the Company’s common stock reserved for issuance thereunder by 3,400,000 shares has been approved.

For	Against	Abstain	Broker Non-Votes
21,866,419	167,018	11,174	4,127,029

Proposal 3. The compensation of the Company’s named executive officers has been approved, on a non-binding advisory basis.

For	Against	Abstain	Broker Non-Votes
21,981,263	49,283	14,065	4,127,029

Proposal 4. The appointment of CohnReznick LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2027 has been ratified.

For	Against	Abstain
26,115,827	34,689	21,124

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANTUM CORPORATION

Date: September 17, 2026	By:	/s/ William H. White
	Name:	William H. White
	Title:	Chief Financial Officer